CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Alfred E. Abiouness, Jr. (CEO) certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Cotton Bay Holdings, Inc. for the three and six month periods ended June 30, 2012 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 in all material respects and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Cotton Bay Holdings, Inc.

I, Kevin Berth (CFO) certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to three and six month periods Section 906 of the Sarbanes-Oxley Act of 2002, that the Report for the three and six month periods ended June 30, 2012 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 in all material respects and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Cotton Bay Holdings, Inc.

Date: December 6, 2012

By:     /s/Alfred E. Abiouness, Jr.
              Alfred E. Abiouness, Jr.
              Chief Executive Officer

By:     /s/Kevin J. Berth
              Kevin J. Berth
              Chief Financial Officer